Exhibit 10.33

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (this “Amendment”), dated as of December 29, 2020, is made and entered into, by and between GB Sciences, Inc. a Nevada corporation (the “Seller”), GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV and the Seller, the “GBS Parties”), AJE Management, LLC, a California limited liability company (the “Buyer”), and CSW Ventures, LP (“CSW” and, together with the Buyer, and the GBS Parties, each a “Party” and collectively, the “Parties”).

WHEREAS, Buyer and the GBS Parties have entered into a Membership Interest Purchase Agreement dated as of March 24, 2020, which was amended on May 11, 2020 and July 24, 2020 (as so amended, the “MIPA”);

WHEREAS, Buyer and the GBS Parties have entered into a Management Services Agreement dated as of December 6, 2019, which was amended on March 25, 2020 (as so amended, the “Management Agreement”);

WHEREAS, CSW is the holder of that certain Second Amended and Restated 8% Senior Secured Convertible Promissory Note issued by the Seller, in the principal amount of $1,501,863, dated November 27, 2019 (as amended from time to time, the “CSW Note” and together with the MIPA and the Management Agreement, the “Agreements”); and

WHEREAS, and desire to further amend the Agreements as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the Parties agree as follows:

AGREEMENTS:

1.    Amendments.

(a)    Section 2.2(b) of the MIPA is hereby amended and restated in its entirety to read as follows:

“(b)     Seller and Buyer agree that the Purchase Price to be paid at the Closing shall be (A) reduced by any (i) Employee Liability Amounts, (ii) Teco Subsidiary Fines, (iii) Liabilities of the Teco Subsidiaries incurred prior to the Management Commencement Date and not included on the Balance Sheet, (iv) 50% of all costs and expenses incurred by the Buyer and its Affiliates in connection with obtaining the Nevada Approval, and (v) the amount by which the outstanding principal balance of the Revolving Note immediately prior to the Closing exceeds $325,000, and (B) increased by the amount of Closing Cash. Seller and Buyer further agree that except as expressly set forth in the preceding sentence, the Purchase Price to be paid at the Closing shall not be reduced by any Liabilities of the Teco Subsidiaries incurred in the ordinary course of business following the Management Commencement Date other than in respect of accrued management fees due to Buyer under the Management Agreement.

(b)    Section 2.3 of the MIPA is hereby amended and restated in its entirety to read as follows:

“Section 2.3         Seller Note. At the Closing, Buyer shall deliver to Seller a promissory note (the “Seller Note”), substantially in the form of Exhibit A hereto, in the principal amount of Three Million Twenty Five Thousand Dollars ($3,025,000.00). Immediately following the Closing and the delivery of the Seller Note to Buyer, all amounts outstanding under the Revolving Note immediately prior to the Closing shall automatically be deemed to have been repaid and satisfied in full.”

(c)    Exhibit A to the MIPA is hereby amended and restated with the form of Seller Note attached to this Amendment.

(d)    The first sentence of Section 6(a) of the Management Agreement is hereby amended and restated in its entirety to read as follows:

“In consideration of the Services to be rendered hereunder, subject to Section 5 above, the GBS Parties will pay to Manager a monthly fee in the amount of seventy five thousand dollars ($75,000) (the “Management Fee”); provided, however, that no Management Fees shall be payable with respect to Services rendered after November 30, 2020.

2.    Interest Moratorium. Effective December 1, 2020, interest shall cease accruing on the Revolving Note and the CSW Note.

3.    Effect of Amendment. Except to the extent amended hereby, the Agreements and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

4.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument

5.    Miscellaneous. This Amendment shall be subject to the governing law and dispute resolution provisions set forth in Article X of the MIPA.

[Signature Page Follows]

Exhibit 10.33

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

GB SCIENCES LAS VEGAS, LLC
GB SCIENCES NEVADA LLC
By: GB SCIENCES, INC., as sole member

By: /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

GB SCIENCES, INC

By: /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

AJE MANAGEMENT, LLC

By: /s/ David Weiner

Name: David Weiner

Title: Manager

CSW VENTURES, LP

By: /s/ David Weiner

Name: David Weiner
Title: General Partner

Exhibit 10.33

EXHIBIT A

FORM OF SELLER NOTE

(See Attached)

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